Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K (Continued):


Exhibit 11.
-----------

                         THE BOSTON BEER COMPANY, INC.
           STATEMENT REGARDING COMPUTATION OF NET EARNINGS PER SHARE
                     (in thousands, except per share data)

                                                                                         Year ended
                                                                          -------------------------------------------
                                                                          December 27,   December 28,    December 31,
                                                                              1997           1996            1995
                                                                              ----           ----            ----
Weighted number average of common shares outstanding                       20,323,764      19,969,633      16,991,001

Add:Common equivalent shares representing  shares issuable upon
  conversion of stock options (using the treasury stock method)               166,688         382,363         685,511

Add: Common equivalent shares per SAB Topic 1B                                      -               -         230,253

                                                                          -----------     -----------     -----------
Weighted average number of common and common equivalent shares             20,490,452      20,351,996      17,906,765
                                                                          ===========     ===========     ===========

Net income                                                                $     7,558     $     8,385     $     5,896(1)
                                                                          ===========     ===========     ===========

Earnings per share - Basic                                                $      0.37     $      0.42     $      0.35(1)
                                                                          ===========     ===========     ===========
Earnings per share - Diluted                                              $      0.37     $      0.41     $      0.33(1)
                                                                          ===========     ===========     ===========


(1) Pro forma, see Note B on the accompanying Notes to the Consolidated Financial Statements.